Exhibit (n) (3)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Diana Huffman, General Counsel and Secretary of BlackRock Private Credit Fund (the “Fund”), and Erik L. Cuellar, Chief Financial Officer and Treasurer of the Fund, with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a Trustee and officer of the Fund, (i) the registration statement on Form N-2 or any other appropriate form (including amendments, supplements thereto and/or registration of additional shares pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”)), to be filed with the United States Securities and Exchange Commission pursuant to the 1933 Act, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by the signatory on his own behalf.

IN WITNESS HEREOF I have executed this instrument as of the 16th day of September, 2026.

/s/ Jason Mehring	Trustee and Chief Executive Officer
Jason Mehring